Exhibit 4.1

THIRD SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of December 8, 2023, by and among Audacy Capital Corp. (f/k/a Entercom Media Corp.), a Delaware corporation (the “Issuer”), the guarantors party hereto (the “Subsidiary Guarantors”) and Deutsche Bank Trust Company Americas, a New York banking corporation, as trustee (in such capacity, the “Trustee”) and as notes collateral agent (in such capacity, the “Notes Collateral Agent”).

W I T N E S S E T H

WHEREAS, the Issuer, the Subsidiary Guarantors, the Trustee and the Notes Collateral Agent have heretofore executed and delivered an indenture, dated as of March 25, 2021 (the “Base Indenture”), as supplemented by the First Supplemental Indenture, dated as of October 27, 2023 (the “First Supplemental Indenture”) and the Second Supplemental Indenture, dated as of November 29, 2023 (the “Second Supplemental Indenture” and, together with the Base Indenture and the First Supplemental Indenture, the “Indenture”), relating to the issuance of the Issuer’s 6.750% Senior Secured Second-Lien Notes due 2029 (the “Notes”);

WHEREAS, pursuant to and on the date of the Indenture, the Issuer initially issued $540,000,000 aggregate principal amount of the Notes;

WHEREAS, clause (2) of Section 6.01(a) of the Base Indenture provides that an “Event of Default” means a default for 30 days or more in the payment when due of Interest on or with respect to the Notes;

WHEREAS, the First Supplemental Indenture amends clause (2) of Section 6.01(a) of the Base Indenture to provide that an “Event of Default” means a default for 60 days or more in the payment when due of Interest on or with respect to the Notes;

WHEREAS, the Second Supplemental Indenture amends clause (2) of Section 6.01(a) of the Base Indenture to provide that an “Event of Default” means a default for 71 days or more in the payment when due of Interest on or with respect to the Notes;

WHEREAS, the Issuer and the Subsidiary Guarantors desire to enter into this Supplemental Indenture to amend the definition of an Event of Default under clause (2) of Section 6.01(a) of the Indenture as indicated below;

WHEREAS, the Indenture provides that, among other things, the Issuer, the Subsidiary Guarantors and the Trustee may amend or supplement the Indenture with the consent of the Holders of at least a majority in principal amount of the Notes then outstanding (the “Majority Holders”) pursuant to Section 9.02 thereof;

WHEREAS, the Issuer has received the consent of the Holders of at least a majority in principal amount of the Notes outstanding to amend clause (2) of Section 6.01(a) of the Indenture as indicated below; and

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

(1) Capitalized Terms. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

(2) Amendment to Section 6.01. With respect to the Notes, clause (2) in the definition of “Event of Default” in Section 6.01(a) of the Indenture is hereby deleted and amended and restated in its entirety to read as follows:

“(2) default in the payment when due of interest on or with respect to the Notes:

(i)

for 99 days (or, (x) in the event the Majority Holders have not received, on or before December 15, 2023, a substantially final form of agreement among the Issuer, the Subsidiary Guarantors and the Majority Holders with respect to a consensual transaction relating to the Issuer’s funded Indebtedness that is in form and substance satisfactory to the Majority Holders, 76 days, or (y) in the event the Majority Holders have not received, on or before December 18, 2023, an agreement executed by the Majority Holders and lenders holding a majority of the outstanding obligations under the Credit Facility with respect to a consensual transaction relating to the Issuer’s funded Indebtedness that is in form and substance satisfactory to the Majority Holders, 79 days); or

(ii)	that is continuing on such date as:

(A)

a failure to pay interest under a Credit Facility when due constitutes an event of default permitting all unpaid principal, interest accrued and unpaid thereon and other amounts owed or payable under such Credit Facility to be immediately due and payable; or

(B)	the Issuer makes the payment of interest under the Credit Agreement originally due on October 31, 2023 or December 28, 2023 (including during or after any applicable grace period);

which, in the case of (A) or (B) above, the Issuer shall notify to the Trustee in writing promptly and in any event within one (1) calendar day;

whichever is earliest;”

(3) Necessary Actions. Each of the Issuer and the Subsidiary Guarantors hereby represents and warrants that all actions necessary to give effect to this Supplemental Indenture have been taken.

(4) Governing Law. THIS SUPPLEMENTAL INDENTURE WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

(5) Counterparts. The parties may sign any number of copies of this Supplemental Indenture. This Supplemental Indenture may be signed by electronic signature. Each signed copy shall be an original, but all of them together represent the same agreement. The exchange of copies of this Supplemental Indenture and of signature pages by facsimile or PDF transmissions shall constitute effective execution and delivery of this Supplemental Indenture as to the parties hereto and may be used in lieu of the original Supplemental Indenture for all purposes.

(6) Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.

(7) The Trustee. The Trustee shall not be responsible in any manner whatsoever for or with respect to (i) the validity or sufficiency of this Supplemental Indenture or any of the terms or provisions hereof, (ii) the proper authorization hereof by the Company by action or otherwise, (iii) the due execution hereof by the Company or (iv) the consequences of any amendment herein provided for, and the Trustee makes no representation with respect to any such matters.

(8) Continued Effect. Except as expressly supplemented and amended by this Supplemental Indenture, the Indenture shall continue in full force and effect in accordance with the provisions thereof, and the Indenture (as supplemented and amended by this Supplemental Indenture) is in all respects hereby ratified and confirmed.

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IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed, all as of the date first above written.

AUDACY CAPITAL CORP.
(F/K/A ENTERCOM MEDIA CORP.)

By:	/s/ Andrew P. Sutor, IV
Name: Andrew P. Sutor, IV
Title: Executive Vice President

ON BEHALF OF EACH OF THE SUBSIDIARY GUARANTORS LISTED ON SCHEDULE I HERETO

By:	/s/ Andrew P. Sutor, IV
Name: Andrew P. Sutor, IV
Title: Executive Vice President

[Signature Page to the Supplemental Indenture]

DEUTSCHE BANK TRUST COMPANY AMERICAS, as Trustee and Notes Collateral Agent

By:	/s/ Rodney Gaughan
Name: Rodney Gaughan
Title: Vice President

By:	/s/ Joseph Denno
Name: Joseph Denno
Title: Vice President

[Signature Page to the Supplemental Indenture]

SCHEDULE I

Subsidiary Guarantor

Audacy Miami, LLC (f/k/a Entercom Miami, LLC)

Audacy Corp. (f/k/a Entercom, Inc.)

Audacy Operations, Inc. (f/k/a Entercom Operations, Inc.)

Audacy Illinois, LLC (f/k/a Entercom Illinois, LLC)

Audacy Maryland, LLC (f/k/a Entercom Maryland, LLC)

Audacy Massachusetts, LLC (f/k/a Entercom Massachusetts, LLC)

Audacy Michigan, LLC (f/k/a Entercom Michigan, LLC)

Audacy Washington DC, LLC (f/k/a Entercom Washington DC, LLC)

Audacy Radio Tower, LLC (f/k/a Entercom Radio Tower, LLC)

Audacy Sports Radio, LLC (f/k/a Entercom Sports Radio, LLC)

Eventful, LLC

Audacy Georgia, LLC (f/k/a Entercom Georgia, LLC)

Audacy California, LLC (f/k/a Entercom California, LLC)

Audacy Colorado, LLC (f/k/a Entercom Colorado, LLC)

Audacy Florida, LLC (f/k/a Entercom Florida, LLC)

Audacy South Carolina, LLC (f/k/a Entercom South Carolina, LLC)

Audacy Indiana, LLC (f/k/a Entercom Indiana, LLC)

Audacy Kansas, LLC (f/k/a Entercom Kansas, LLC)

Audacy Missouri, LLC (f/k/a Entercom Missouri, LLC)

Audacy Louisiana, LLC (f/k/a Entercom Louisiana, LLC)

Audacy New York, LLC (f/k/a Entercom New York, LLC)

Audacy North Carolina, LLC (f/k/a Entercom North Carolina, LLC)

Audacy Pennsylvania, LLC (f/k/a Entercom Pennsylvania, LLC)

Audacy Oregon, LLC (f/k/a Entercom Oregon, LLC)

Audacy Rhode Island, LLC (f/k/a Entercom Rhode Island, LLC)

Audacy Washington, LLC (f/k/a Entercom Washington, LLC)

Audacy Tennessee, LLC (f/k/a Entercom Tennessee, LLC)

Audacy Texas, LLC (f/k/a Entercom Texas, LLC)

Audacy Virginia, LLC (f/k/a Entercom Virginia, LLC)

Audacy Wisconsin, LLC (f/k/a Entercom Wisconsin, LLC)

Audacy License, LLC (f/k/a Entercom License, LLC)

Audacy Properties, LLC (f/k/a Entercom Properties, LLC)

Audacy Arizona, LLC (f/k/a Entercom Arizona, LLC)

Audacy Connecticut, LLC (f/k/a Entercom Connecticut, LLC)

Audacy Minnesota, LLC (f/k/a Entercom Minnesota, LLC)

Audacy Nevada, LLC (f/k/a Entercom Nevada, LLC)

Audacy Ohio, LLC (f/k/a Entercom Ohio, LLC)

Infinity Broadcasting LLC

Pineapple Street Media LLC

QL Gaming Group, LLC

Podcorn Media, LLC